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                                                                     EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 811-2631) of our report dated February 7, 1997 on our audit of the financial statements and financial highlights of Chestnut Street Exchange Fund in the Statement of Additional Information. We also consent to the reference to our Firm under the headings "Investment Advisory and Other Services," and "Financial Statements" in the Statement of Additional Information.



/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 24, 1997